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                                                                Exhibit 5.1


                                February 25, 2005

Board of Directors
F.N.B. Corporation
One F.N.B. Boulevard
Hermitage, Pennsylvania  16148

         Re:      F.N.B. Corporation
                  Registration Statement on Form S-8
                  149,009 Shares of Common Stock

Ladies and Gentlemen:

         I am the Chief Legal Officer of F.N.B. Corporation (the "Company"), and I am familiar with the proceedings taken by the Company in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933 of a registration statement on Form S-8 (the "Registration Statement") relating to the proposed offering by the Company of up to 149,009 shares (the "Shares") of Common Stock, $.01 par value, of the Company, that are to be issued as a result of the Company's assumption of stock options issued under the F.N.B. Corporation/NSD Bancorp, Inc. 1994 Stock Option Plan, as amended, the F.N.B. Corporation/NSD Bancorp, Inc. 1994 Non-Employee Director Stock Option Plan, as amended, and F.N.B. Corporation/NSD Bancorp, Inc. 2004 Omnibus Stock Incentive Plan, as amended (the "Plans").

         As counsel to the Company, I have supervised all corporate proceedings in connection with the preparation and filing of the Registration Statement. I have also examined the Company's Articles of Incorporation and By-laws, as amended to date, the corporate minutes and other proceedings and the records relating to the Plans and the authorization and offering of the Shares, and such other documents and matters of law as I have deemed necessary or appropriate in order to render this opinion.

         Based upon the foregoing, it is my opinion that the Shares, when issued in accordance with the terms and conditions of the Plans, will be duly authorized, legally and validly issued and outstanding, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to my name under Item 5 of Part II of the Registration Statement.

                                                  Respectfully,

                                                  /s/ James G. Orie
                                                  James G. Orie, Esquire